SUB-ITEM 77Q1

The Amendment to the Declaration of Trust for MFS Series Trust IX, dated June 25, 2003, is contained in Post-Effective Amendment No. 48 to the Registration Statement (File Nos. 2-50409 and 811-2464), as filed with the Securities and Exchange Commission via EDGAR on June 27, 2003, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.

The Amended and Restated Declaration of Trust, dated August 12, 2003 and the Amendment to the Declaration of Trust, dated August 15, 2003, for MFS Series Trust IX is contained in Post-Effective Amendment No. 50 to the Registration Statement (File Nos. 2-50409 and 811-2464), as filed with the Securities and Exchange Commission via EDGAR on October 30, 2003, under Rule 485 under the Securities Act of 1933. Such documents are incorporated herein by reference.